UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 8, 2023

Pharma-Bio Serv, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-50956	20-0653570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Road 696, Dorado, Puerto Rico	00646
(Address of Principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (787) 278-2709

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 8, 2023, the Board of Directors (the “Board”) of Pharma-Bio Serv, Inc. (the “Company”) adopted the Amended and Restated ByLaws of the Company (the "Amended ByLaws"), effective as of such date. The Amended ByLaws modified the Company’s prior bylaws to include, among other things, the following:

•	Article I, Section 6 (Notice Of Stockholder Business And Nominations). This section has been added in order to establish an advance notice bylaw representing the exclusive means by which a stockholder may properly present business and nominations before a stockholder meeting. The procedural requirements of the section do not affect the rights of stockholders to request inclusion of proposals in the Company’s proxy statement under applicable rules of the Securities and Exchange Commission.

•	Article I, Section 7 (Stockholder Action Without Meetings). This section has been revised to (i) indicate no written consent shall be effective unless the written consents signed by a sufficient number of holders to take action are delivered to the corporation in the manner prescribed by the Delaware General Corporation Law (the “DGCL”) within 60 days of the first date on which a consent is so delivered to the corporation, (ii) specify the proper method of delivery of written consents of stockholders under the DGCL and (iii) provide a mechanism for establishing a record date when stockholders seek to take action by written consent.

•	Article II, Section 2 (Qualifications and Number). This section has been revised to provide that the number of directors constituting the whole Board shall be fixed from time to time exclusively by a resolution adopted by the Board.

•	Article II, Section 3 (Election and Term; Vacancies). This section has been revised to provide that any newly created directorship or any vacancy occurring in the Board for any cause may be filled only by a majority of the remaining members of the Board, although such majority is less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified.

•	Article VI (Indemnification). This section has been added in order to provide for the indemnification of directors, officers, employees and agents of the Company, including procedures for an indemnitee of the Company to enforce such indemnitee’s right to indemnification or to an advancement of expenses. In addition to the Bylaws, indemnification is provided under DGCL and the Company’s Certificate of Incorporation, as amended.

•	Article VII (Control Over Bylaws). This section has been revised to provide that the adoption, amendment or repeal by the stockholders of these Bylaws, or the adoption by the stockholders of any provision inconsistent with these Bylaws, shall require, in addition to any vote of the stockholders required by the certificate of incorporation or applicable law, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) in voting power of the outstanding stock entitled to vote thereon.

In addition, certain non-substantive language and conforming changes and other technical edits and updates were made to the Bylaws.

The foregoing summary of the amendments to the Company’s Bylaws is qualified in its entirety by the text of the Bylaws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Pharma-Bio Serv Inc.
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMA-BIO SERV, INC.

Date: February 9, 2023	By:	/s/ Pedro J. Lasanta
Pedro J. Lasanta
Chief Financial Officer, Vice President Finance and Administration and Secretary

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